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                                                                 EXHIBIT 23


CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement No. 33-37736 of General Motors Corporation on Form S-8 of our report dated June 24, 1994 appearing in this Annual Report on Form 11-K of The General Motors Personal Savings Plan for Hourly-Rate Employees in the United States for the year ended December 31, 1993.




s/DELOITTE & TOUCHE
DELOITTE & TOUCHE

Detroit, Michigan
June 29, 1994





























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